EXHIBIT 5.01

OPINION OF COUNSEL

[Davis Polk & Wardwell Letterhead]

May 3, 2013

FormFactor, Inc.

7005 Southfront Road

Livermore, California 94551

Ladies and Gentlemen:

FormFactor, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 227,997 shares (the “Shares”) of its common stock, par value $0.001 per share, issuable pursuant to its Equity Incentive Plan (as amended, the “Plan”), as described in the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based on the foregoing, we advise you that, in our opinion, when the Shares have been duly issued and delivered in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DAVIS POLK & WARDWELL LLP